UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2017

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 6, 2017, Apollo Medical Holdings, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider five proposals related to the Company’s merger with Network Medical Management, Inc. (“NMM”) in connection with the Agreement and Plan of Merger dated as of December 21, 2016 (as amended on March 30, 2017 and October 17, 2017, the “Merger Agreement”) among the Company, Apollo Acquisition Corp. (“Merger Sub”), NMM and Kenneth Sim, as the Shareholders’ Representative (the “Merger Agreement”). Each of the Company’s proposals was approved by the requisite vote of the Company’s stockholders as described below.

At the close of business on November 14, 2017, the record date for the Special Meeting, there were 6,033,495 shares of common stock of the Company, 1,111,111 shares of Series A preferred stock of the Company and 555,555 shares of Series B preferred stock of the Company outstanding. The holders of a total of 6,284,804 shares of the Company’s common stock, Series A preferred stock and Series B preferred stock were represented at the Special Meeting in person or by proxy, representing approximately 81.6% of the Company’s shares of common stock on an as-converted basis and entitled to vote at the Special Meeting, which total constituted a quorum for the Special Meeting in accordance with the Company’s bylaws. The holders of a total of 4,618,138 shares of the Company’s common stock, Series A preferred stock and Series B preferred stock not owned by NMM were represented at the Special Meeting in person or by proxy, representing approximately 76.5% of the Company’s shares of common stock on an as-converted basis that was not owned by NMM and entitled to vote at the Special Meeting.

The proposal to approve the merger (the “Merger”) pursuant to the Merger Agreement and the transactions contemplated thereunder, including the issuance of shares of common stock and warrants of the Company to NMM shareholders as merger consideration in the Merger (Proposal No. 1), the proposal to approve amendments to the Restated Certificate of Incorporation (the “Charter”) and Restated Bylaws (“Bylaws”) of the Company to divide the board of directors of the Company into three classes (Proposal No. 2), and the proposal to elect nine directors to the Company’s board of directors for one-year, two-year or three-year terms (Proposal No. 3) required the affirmative vote of (i) a majority of the shares of the Company’s common stock, Series A preferred stock and Series B preferred stock, voting together as one class on an as-converted basis, and (ii) a majority of the shares of the Company’s common stock, Series A preferred stock and Series B preferred stock, voting together as one class on an as-converted basis, that was not owned by NMM. The approval of the non-binding advisory vote with respect to certain compensation arrangements for the Company’s named executive officers (Proposal No. 4) and the proposal to adjourn the Special Meeting to a later date, if necessary, to permit the solicitation of additional proxies (Proposal No. 5) required the affirmative vote of a majority of the shares of the Company’s capital stock entitled to vote present in person or by proxy at the Special Meeting.

The final voting results for each of these proposals is set forth below. Brokers did not have discretionary authority to vote for any of the proposals for the shares of the Company’s common stock held in street name, and as a result, no broker non-votes were received for any proposals. For more information on these proposals, please refer to the Company’s joint proxy statement/prospectus for the Special Meeting, filed with the Securities and Exchange Commission on November 15, 2017.

Proposal 1. To approve the Merger pursuant to the terms and conditions of the Merger Agreement, and the transactions contemplated thereunder:

6,272,290 For	0 Against	12,514 Abstain	0 Broker Non-Votes

Proposal 2. Approve amendments to the Charter and Bylaws to divide the board of directors of the Company into three classes:

6,284,440 For	350 Against	14 Abstain	0 Broker Non-Votes

Proposal 3. To elect nine directors to serve as members of the Company’s board:

Name	For	Withheld	Broker Non-Votes
Warren Hosseinion, M.D.	6,284,804	0	0
Gary Augusta	6,125,554	159,250	0
Mark Fawcett	6,284,804	0	0
Thomas Lam, M.D.	6,245,754	39,050	0
Kenneth Sim, M.D.	6,245,754	39,050	0
David G. Schmidt	6,284,804	0	0
Michael F. Eng	6,284,804	0	0
Mitchell W. Kitayama	6,245,754	39,050	0
Li Yu	6,245,754	39,050	0

Proposal 4. To consider and vote on a proposal to approve, in a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers:

6,112,200 For	39,390 Against	133,214 Abstain	0 Broker Non-Votes

Proposal 5. To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 and 4 (although Proposal No. 5 was approved, adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the other proposals):

6,245,690 For	39,100 Against	14 Abstain	0 Broker Non-Votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: December 12, 2017	By:	/s/ Warren Hosseinion
	Name: Title:	Warren Hosseinion Chief Executive Officer